UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

READVANTAGE CORP.

(Exact name of registrant as specified in its charter)

Nevada	98-1660105
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Travis Street, Suite 2101, Houston, TX, 77002, USA

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-285670

Securities to be registered pursuant to Section 12(g) of the Act: shares of common stock, par value $0.001 per share

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the Shares to be registered hereunder are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-285670), as amended, originally filed with the Securities and Exchange Commission on March 10, 2025 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Law Offices of The Law Offices of Thomas C. Cook
10.1*	Loan Agreement dated August 12, 2023
10.2*	Website and API Development Agreement
23.1*	Consent of Saeed Kamran & Co. Chartered Accountants.
99.1*	Form of Subscription

* Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on March 10, 2025

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Readvantage Corp.

Date: November 19, 2025	By:	/s/ Ilona Andzejevska
Ilona Andzejevska, President, Secretary,
Treasurer, Director, Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer